Exhibit 99.1
For Immediate Release
Date: July 2, 2007

Contacts:	J. Williar Dunlaevy	Stephen M. Conley

	Chairman & Chief Executive Officer	Chief Financial Officer

Phone:	413-445-3500	413-445-3530

Email:	Bill.Dunlaevy@Legacybanks.com	Steve.Conley@Legacybanks.com
Legacy Bancorp, Inc. Second Quarter 2007 Earnings and Conference Call
PITTSFIELD, MASSACHUSETTS (July 2, 2007): Legacy Bancorp, Inc. (the “Company”) (NASDAQ:LEGC), the holding company for Legacy Banks (the “Bank”), will announce the second quarter 2007 earnings on Wednesday July 25, 2007 and host a conference call on Thursday, July 26, 2007.
Earnings Release
Legacy Bancorp Inc.’s earnings release will be available at approximately 5:00 p.m. (Eastern Time) on July 25, 2007 on the Internet at www.legacybanks.com.
Conference Call
Investors and analysts are invited to participate in a conference call beginning at 2:00 p.m. (Eastern Time) on July 26, 2007. J. Williar Dunlaevy, Chairman and CEO and Stephen M. Conley, Chief Financial Officer, will review the second quarter and year to date results and take your questions. Information about the conference call is as follows:

Domestic Dial-in:	877-407-9205	R.S.V.P. is not required.
International Dial-in:	201-689-8054
Access Code:	Not required
Conference Call Playback
The conference call playback will be available after 6:00 p.m. (Eastern Time) on Thursday July 26, 2007 and will be available until August 3, 2007.
Playback (Digital Replay) Dial-In – Toll-Free DIRECT – 877-660-6853
Playback (Digital Replay) Dial-In – International DIRECT – 201-612-7415
Playback Account #: Required for Playback Access – 286
Playback Conference ID #: Required for Playback Access – 247574
Webcast
The conference call will also be Webcast live on the Internet at www.legacybanks.com. The webcast will be available until October 26, 2007.

This release contains certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic and market conditions, legislative and regulatory conditions, changes in interest rates that adversely affect Legacy Banks’ interest rate spread, changes in deposit flows, loan demand or real estate values and other economic, governmental, competitive, regulatory and technological factors that may affect Legacy Bancorp’s operations.